EXHIBIT 99.1

In connection with the Quarterly Report of Eagle Financial Services, Inc. (the "Company" on Form 10-Q for the period ended September 30, 2002 as filed with the Securities and Exchange Commission on the hereof (the "Report"), the undersigned Chief Executive Officer and Chief Financial Officer of the Company hereby certify, pursuant to 18 U.S.C. Code Section 1350, as adopted pursuant to Code
Section 906 of the Sarbanes-Oxley Act of 2002 that based on their knowledge and belief: 1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and 2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

Date:  November 8, 2002

/s/ JOHN R. MILLESON
--------------------------
John R. Milleson
President and Chief Executive Officer

/s/ JAMES W. MCCARTY, JR.
--------------------------
James W. McCarty, Jr.
Vice President, Chief Financial Officer, and Secretary/Treasurer


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